UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

Frederick County Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 000-50407

Maryland	20-0049496
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9 North Market Street, Frederick, Maryland 21701

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (301) 620-1400

N/A

Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers Compensatory Arrangements of Certain Officers

On May 30, 2012, the Board of Directors of Frederick County Bancorp, Inc. (the “Company”) appointed Robert S. Carmack to fill a newly created seat on the Board of Directors. Mr. Carmack will also serve as a member of the Board of Directors of Frederick County Bank (the “Bank”). To the knowledge of the Company, there is no arrangement or understanding between Mr. Carmack and any other person pursuant to which he was selected as a director.

Mr. Carmack is expected to be appointed to the audit committee of the Board of Directors of the Company.

Mr. Carmack is a lifelong resident of Frederick County. Graduating from Frederick High in 1972, Mr. Carmack studied Business at Frederick Community College before becoming a full time life insurance agent with the Prudential Ins. Co. in 1974. In 1975, Mr. Carmack became a licensed life, property & casualty insurance agent with the Stoffer-Sanner Insurance Agency. In 1980, Mr. Carmack became a Vice-President with Stoffer-Sanner, and since 1996 has served as President and CEO of Carmack Insurance Group (formerly known as Stoffer-Sanner). Mr. Carmack is currently active in a number of professional associations. He has served as President of Frederick County Independent Agents Association and the Life Underwriters Association of Frederick County. He is a past President of Montgomery Ins. Co. Agents Advisory Board (HERRAC) and a fifteen year member of the State Auto Mutual’s Inner Circle, as well as a thirteen year member of Erie Insurance Company’s Founders Club of Excellence. Bob is a current member of the Insurance Agent & Brokers Association of PA (MD, DC) and is a life member of the Life Underwriters Training Council.

Mr. Carmack and his related interests have loans in the aggregate of $355 thousand that have been made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with unaffiliated parties. These extensions of credit have not and do not currently involve more than the normal risk of collectability or present other unfavorable features. All related party transactions relationships must be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arms’ length.

Other than eligibility for fees (including grants of awards under the Company’s 2011 Stock Incentive Plan) for service as a member of the Company and Bank Boards of Directors, as described in the Company’s proxy materials (and as subject to periodic adjustment), Mr. Carmack is not a party to any material plan, contract or arrangement entered into or materially amended in connection with his appointment to the Board of Directors of the Company.

Item 7.01	Regulation FD Disclosure

On May 31, 2012, the Company announced the appointment of Robert S. Carmack to the board of directors. For further information, reference is made to the Registrant's press release, dated May 31, 2012, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press Release dated May 31, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREDERICK COUNTY BANCORP, INC.
(Registrant)

By:	/s/ William R. Talley, Jr.
William R. Talley, Jr., Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Accounting Officer)

Dated: May 31, 2012